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                                                                 Exhibit 10.10




                              AMENDMENT NUMBER ONE
                                     TO THE
                           BEVERLY ENTERPRISES, INC.
                         EXECUTIVE LIFE INSURANCE PLAN

          (AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1993)

                 This Amendment is made this _____ day of December, 1994, by Beverly Enterprises, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                 WHEREAS, the Company sponsors the Beverly Enterprises, Inc. Executive Life Insurance Plan (As Amended and Restated Effective as of December 31, 1993) (the "Plan"); and

                 WHEREAS, the Company desires to amend the Plan to add certain protections in the event of the Change of Control of the Company; and

                 WHEREAS, the Plan may be amended at any time pursuant to
Section 8(b) thereof;

                 NOW, THEREFORE, the Plan is hereby amended as follows, effective as of September 29, 1994.

                          1.      A new section 15 is hereby added to read as
follows:

                 "15.     CHANGE IN CONTROL PROVISIONS

                 Notwithstanding anything to the contrary herein, if, on or after a Change of Control of the Company (as hereinafter defined), an Employee's employment is terminated under circumstances in which he would be entitled to a severance benefit under either the Company's Change in Control Severance Agreement, Severance Program for Executives, or an individual Employment Contract, then, regardless of the Employee's age as of his termination date, the Company shall maintain in force, at its own expense, for the remainder of the Employee's life, the vested life insurance benefits in effect hereunder as of the Change of Control date or as of the date of termination of employment, whichever is greater.

                 For purposes of this Section, a "Change of Control" shall be deemed to have taken place if: (i) any person, corporation, or other entity or group, including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than any employee benefit plan of the Company, becomes the beneficial owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) as the result of, or in connection with, any contested election for the Board of Directors of the Company, or any tender or exchange offer, merger or other business combination, or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets, or (iii) at any time a the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, b any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Company stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, c the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or d the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons."

                          2.      A new Section 16 is hereby added to read as
follows:

                 "16.     RABBI TRUST

                 The Company, at its discretion, may place assets in a trust fund that may be used to meet all or a portion of the Company's obligations hereunder. If any such trust is established with respect to this Plan, the full funding of such trust to satisfy all liabilities hereunder (whether
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or not then due and payable) shall become mandatory immediately prior to any
Change of Control of the Company, as defined in Section 15. However, the assets of any such trust shall be available to the general creditors of the Company in the event of the Company's insolvency or bankruptcy."

                 IN WITNESS WHEREOF, this Amendment has been executed by the Company's duly authorized officer, as of the day and year first above written, but to be effective as of September 29, 1994.

                                        BEVERLY ENTERPRISES, INC.



                                        By:  ______________________________
                                        Its: ______________________________





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